UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 16, 2003

Alliance Bancorp of New England, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13405	06-1495617

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

348 Hartford Turnpike, Vernon, CT	06066

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(860) 875-2500

Not Applicable

(Former name or former address, if changed since last report)

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Item 5.	Other Events and Regulation FD Disclosure

Item 5 of the Registrant’s Form 8-K, filed with the Securities and Exchange Commission on July 16, 2003 (the “Initial Form 8-K”), is hereby amended in its entirety to read as follows:

On July 16, 2003, Alliance Bancorp of New England, Inc. (“Alliance”) issued a news release announcing that it entered into a definitive merger agreement with New Haven Savings Bank (the “Agreement and Plan of Merger”). In a separate release dated July 16, 2003, New Haven Savings Bank announced its intention to convert from a mutual savings bank to a stock savings bank and simultaneously merge with Alliance and Connecticut Bancshares, Inc., the holding company for the Savings Bank of Manchester. The transactions are expected to be completed in the first quarter of 2004. A copy of the news release is attached as Exhibit 99.1 to the Initial Form 8-K and is incorporated herein by reference.

Pursuant to the Agreement and Plan of Merger, Alliance shareholders will be entitled to receive $25.00 per share in the form of stock issued at the conversion price, subject to election and allocation procedures that are intended to ensure that, in the aggregate, at least 75% of Alliance’s shares will be exchanged for stock of the new holding company of New Haven Savings Bank and no more than 25% will be exchanged for cash. The foregoing description of the Agreement and Plan of Merger does not purport to be complete and is qualified in its entirety by reference to the complete text of such document, which is filed as Exhibit 2.1 to this Form 8-K/A and incorporated herein by reference.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits

	(a)	Financial Statements of Businesses Acquired

Not applicable

	(b)	Pro Forma Financial Information

Not applicable

	(c)	Exhibits

Item 7(c) of the Initial Form 8-K is hereby amended in its entirety to read as follows:

		2.1	Agreement and Plan of Merger, dated as of July 15, 2003, by and among The New Haven Savings Bank, Alliance Bancorp of New England, Inc. and Tolland Bank

		99.1	News Release dated July 16, 2003 (incorporated by reference from the Initial Form 8-K filed on July 16, 2003)

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SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	July 25, 2003		ALLIANCE BANCORP OF NEW ENGLAND, INC. Registrant

		By:	/s/ David H. Gonci

David H. Gonci Senior Vice President/ Chief Financial Officer

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INDEX TO EXHIBITS

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of July 15, 2003, by and among The New Haven Savings Bank, Alliance Bancorp of New England, Inc. and Tolland Bank

99.1	News Release dated July 16, 2003 (incorporated by reference from the Initial Form 8-K filed on July 16, 2003)